UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 18, 2008
FIRST NATIONAL MASTER NOTE TRUST
FIRST NATIONAL FUNDING LLC
FIRST NATIONAL BANK OF OMAHA
(Exact name of Issuing Entity, Depositor/Registrant and Sponsor, as specified in their respective charters)

Nebraska	333-140273	02-0598125 (First National Funding LLC)

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Dodge Street Stop Code 3395, Omaha, Nebraska	68197

(Address of principal executive offices)	(Zip Code)
(402) 341-0500
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     First National Funding LLC, as transferor (the “Transferor”), First National Bank of Omaha, as servicer (the “Servicer”), The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and indenture trustee and First National Master Note Trust, as issuer (the “Note Trust”) entered into an Assignment and Termination Agreement (the “Agreement”) on December 18, 2008 that terminated the First Bankcard Master Credit Card Trust (the “Certificate Trust”) on that date. The Agreement was entered into pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 24, 2002 (as amended on March 28, 2007 and on October 31, 2007) (the “Pooling and Servicing Agreement”), as supplemented by the Collateral Series Supplement, dated as of October 24, 2002 (the “Collateral Series Supplement”). Pursuant to the Collateral Series Supplement, all of the Certificate Trust’s assets, including any receivables, have been transferred to the Note Trust under the Agreement and upon distribution of those assets the obligations and responsibilities of Transferor, Servicer and Trustee created by the Pooling and Servicing Agreement and the Collateral Series Supplement will terminate, except for those that expressly survive termination of the Certificate Trust and with respect to certain conveyances made before the termination of the Certificate Trust.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2008	FIRST NATIONAL FUNDING LLC, as Depositor

	By:	First National Funding Corporation,
Managing Member

	By	/s/ Karlyn M. Knieriem

Karlyn M. Knieriem, Senior Vice President

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